Exhibit 32.2

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of Extensions, Inc. (the “Company”) on Form 10-KSB for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, BB Tuley, the chief financial officer of the company hereby certify as of the date hereof, solely for purposes of 18 U.S.C.  Section 1350,  as adopted  pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002,  that, to the best of my knowledge:

(i)
the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2007, as filed with the Securities and Exchange  Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 18, 2008

/s/ BB Tuley

BB Tuley
Principal Financial Officer